Exhibit 10.1

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

          This Second Amendment (the “Amendment”) is made as of the 9th day of March, 2006, to amend that certain Securities Purchase Agreement dated as March 18, 2005 (as amended by an Amendment and Waiver Agreement dated August 25, 2005, and a First Amendment Agreement dated as of January 26, 2006, collectively, the “Purchase Agreement”), by and among United Energy Corp., a Nevada corporation (the “Company”) with Sherleigh Associates Inc. Profit Sharing Plan (“Sherleigh”), and Joseph J. Grano (“Grano” and collectively with Sherleigh, the “Purchasers”).

RECITALS

          A. Capitalized terms herein shall have the same meaning as defined in the Purchase Agreement.

          B. Pursuant to the Purchase Agreement, the Purchasers agreed to purchase and the Company agreed to sell and issue to the Purchasers upon the terms and subject to the conditions stated in the Purchase Agreement:

          (a) Up to twenty (20) Series A units of the Company's securities (each a “Series A Unit” and collectively the “Series A Units”) at a purchase price of $80,000 per unit. Each Series A Unit consists of (i) 100,000 shares of the Company's Common Stock, $.01 par value (“Unit Shares”) and (ii) warrants (each a “Series A Warrant” and collectively the “Series A Warrants”) to purchase 50,000 shares of Common Stock at an exercise price of $1.00 per share; and

          (b) up to forty-two (42) Series B units of the Company’s securities (each a “Series B Unit” and, collectively, the “Series B Units”) at a purchase price of $80,000 per Unit. Each Series B Unit consists of (i) ten shares of Preferred Stock (convertible at the initial conversion price into an aggregate of 80,000 shares of Common Stock); and (ii) a warrant (each a “Series B Warrant” and, collectively, the “Series B Warrants”) to purchase an aggregate of 40,000 shares of Common Stock at an exercise price of $1.00 per share.

          C. As of the date hereof, the Purchasers have purchased and the Company has sold and issued to the Purchasers an aggregate of twenty Series A Units and no Series B Units;

          D. Pursuant to the Purchase Agreement, the Purchasers’ obligation to purchase the Series B Units is subject to and conditioned upon the receipt by the Company of Purchase Orders (at the rate of $100,000 per Unit) for the purchase and sale of each remaining Series B Unit during the Unit Purchase Period (the “Purchase Order Condition”);

          E. The Company has agreed to sell and Sherleigh has agreed to purchase 30% of one Series B Unit for an aggregate purchase price of $24,000 and waive the Purchase Order Condition for the purchase and sale of such one quarter Unit;

          F. The Company has requested and the Purchasers have agreed to waive all existing events of default under the Purchase Agreement including the Company’s failure to timely file a Certificate of Designations and failure to timely issue common stock certificates and warrant certificates to the Purchasers (the “Waiver”).

          G. The Company and the Purchasers have agreed that upon execution of this Amendment, that with the exception of the sale of three-tenth of a Series B Unit to Sherleigh, the obligation of the Company to sell and the obligation of the Purchasers to purchase any of the remaining Series B Units shall terminate.

          H. In consideration of the Waiver, and inconsideration of the termination of the Company’s obligation to issue and sell the remaining Series B Units to the Purchasers, the Company has agreed to issue to Sherleigh, warrants (the “Series C Warrants”) to purchase an aggregate of 5,004,000 shares of Common Stock at an exercise price of $1.00 per share, in the form annexed hereto as Exhibit A.

          I. Contemporaneous with the execution and delivery of this Amendment, the parties hereto are executing and delivering a Registration Rights Agreement, in the form annexed hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

          NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               1. Purchase and Sale of Series B Unit. Sherleigh agrees to purchase and the Company agrees to sell to Sherleigh three-tenth (3/10) of a Series B Unit for an aggregate purchase price of $24,000.00. The closing (the “Closing”) of the purchase and sale of such three-tenth of a Unit shall occur on the date the Company all the conditions set forth in Section 7 have been satisfied or waived. The Purchasers shall have no further obligation to purchase and the Company shall have no further obligation to sell any additional Series B Units pursuant to the Purchase Agreement.

               2. Definitions. (a) The definition of Unit Purchase Period in Section 1.16 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“Unit Purchase Period” means the period commencing on the Initial Closing Date and ending on such date the Purchasers have acquired at least three-tenth (3/10) of a Series B Unit.

          (b) The definition of Triggering Event in Section 1.30 of the Purchase Agreement is amended in its entirety to read as follows:

1.30 “Triggering Event” means (i) the failure of the Company to have gross revenues of a least $5,000,000 for the six month period ending September 30, 2006;or (ii) the material breach by the Company of any of its representations, warranties, agreements, covenants, terms or obligations under any of the Agreements.

               3. Certificate of Designations. The Company shall, within ten (10) days from the date of this Amendment, file with the Secretary of State of the State of Nevada the Certificate of Designations in the form annexed hereto as Exhibit C.

               4. Amendment to By-Laws. The Company shall immediately amend its by-laws to provide that Section 78.378 to 78.3793 of the Nevada Revised Statutes (and any successor statute) do not apply to the Company, which amended provision shall be in the form annexed hereto as Exhibit D, and shall cause to continue to include such provision in its by-laws or certificate of incorporation so long as any of the Purchasers hold any Unit Shares, Preferred Stock, Underlying Shares, Warrants (including the Series C Warrant) or the Warrant Shares (including shares of Common Stock issuable upon exercise of the Series C Warrant).

               5. Series C Warrants. Upon execution of this Amendment, the Company shall issue to Sherleigh, Series C Warrants in the form annexed hereto as Exhibit A to purchase an aggregate of 5,004,000 shares of Common Stock at an exercise price of $1.00 per share.

               6. Counsel Fees. The Company shall pay Purchaser’s reasonable counsel fees in connection with this Amendment, not to exceed $5,000.

               7. Condition to Closing. The obligation of Sherleigh to consummate the Closing is subject to the satisfaction of all of the following conditions, unless waived by Sherleigh by prior written notice thereof:

               (a) The Certificate of Designation in the form annexed hereto as Exhibit C shall have been filed with the Secretary of State of Nevada, and a copy thereof certified by such Secretary of State shall have been delivered to Sherleigh;

               (b) The By-laws of the Company shall have been amended in accordance with Section 4 above; and

               (c) Each of the conditions to closing set forth in Section 4.2 of the Purchase Agreement shall have been satisfied.

               8. Miscellaneous.

               (a) Ratification. Except as expressly amended, modified or affected by this Amendment, all of the terms, provisions and conditions of the Purchase Agreement shall continue in full force and effect and are hereby ratified and affirmed in its entirety.

               (b) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

               (c) No Waiver. The waivers set forth herein shall be limited as provided for herein to the provisions expressly waived and solely for the purposes expressly waived herein and shall not be deemed to be waivers to, consents to or modification of any other term or provision of the Agreements or of any transactions contemplated by the Agreements or any other failure to comply with the terms and provisions of the Agreements which may be continuing on the date hereof or which may occur after the date hereof, and the Purchasers have not agreed to forbear with respect to any of their rights or remedies concerning any failure to comply with the terms and provisions of the Agreements (other than to the extent expressly set forth herein), which may have occurred or which may occur after the date hereof.

               (d) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

[signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

The Company:

UNITED ENERGY CORPORATION

By: /s/ Brian King

Name: Brian King
Title: Chief Executive Officer

Purchasers:

SHERLEIGH ASSOCIATES INC. PROFIT SHARING PLAN

By: /s/ Jack Silver

Name: Jack Silver
Title: Trustee

/s/ Joseph J. Grano, Jr.

Joseph J. Grano, Jr.